Exhibit 4.171

Equity Pledge Contract

This Equity Pledge Contract (hereinafter referred to as the “Contract”) is concluded and signed on April 20, 2017 in Beijing China by and between:

Pledgor A: Xiaoqiao Sun

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110102197910172334

Pledgor B: Si Wang

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110111199009048627

Pledgee: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Except otherwise stated specially, the Pledgor A and the Pledgor B are collective hereinafter referred to be the “Pledgors”.

Whereas:

1.       Xiaoqiao Sun and Si Wang, the Pledgors, are citizens of the People’s Republic of China (hereinafter referred to as “China”) and own respectively 90% and 10% Equities in Shenzhen Ganlanren Investment & Management Co., Ltd. (hereinafter referred to as the “Target Company”). Target Company is a company registered and established in Beijing China and engaged in investment management;

2.       The Pledgee is a limited liability company registered and established in China and engages in technical service and other businesses with the permission of related government departments of China. The Pledgee and Target Company whose Equities are held by the Pledgors have signed a series of agreements (hereinafter referred to as “Service Agreements”);

3.       In order to warrant the normal collection of all fees (hereinafter collectively referred to as “Service Fees”) under the Service Agreements by Pledgee from Target Company whose Equities are held by the Pledgors, the Pledgors put up all Equities owned thereby in Target Company as the pledge guarantee for all debts owed by Target Company to the Pledgee under the Service Agreements.

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In order to perform the provisions of the Service Agreements, the Pledgors and the Pledgee agree through consultation to sign this Contract according to the following provisions.

1. Definitions

Unless otherwise provided for in this Contract, the following terms shall have the meaning as set forth below:

1.1 Right of Pledge: means all contents set forth in Article 2 hereof.

1.2 Equities: mean the equities of Target Company lawfully held by the Pledgors.

1.3 Collateral: means the equities pledged by the Pledgors to the Pledgee pursuant to this Contract and the dividends generated by such Equities.

1.4 Guaranteed Debt: means all debts owed by Target Company to the Pledgee under the Service Agreements, including the Service Fee and interest payable by Target Company to the Pledgee, liquidated damages, compensation, expenses on the realization of creditor’s rights, losses caused to the Pledgee due to default by Target Company, and all other payable expenses.

1.5 Term of Pledge: means the period specified in Article 4.1 hereof.

1.6 Service Agreements: means various agreements signed by and between Target Company whose Equities are held by the Pledgors and the Pledgee, including but not limited to the strategic consulting agreement, operation agreement and technical support service agreement.

1.7 Event of Default: means any circumstance set forth in Article 8 hereof.

1.8 Notice of Default: means the notice given by the Pledgee pursuant hereto, announcing the Event of Default.

2. Right of Pledge

2.1 The Pledgors pledge all Equities owned thereby in Target Company to the Pledgee as the guarantee for the performance of the Guaranteed Debt by Target Company. The Right of Pledge means the right enjoyed by the Pledgee to get paid in priority with the money converted from the Equities pledged by the Pledgors to the Pledgee or with the payment obtained from the auction or sale of such Equities; the effect of the Right of Pledge extends to the dividends generated by the Equities during the term hereof.

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3. Scope of the pledge guarantee

3.1 The scope of the pledge guarantee herein included all Guaranteed Debts, including the Service Fee and interest, liquidated damages, and compensation payable by Target Company to the Pledgee by reason of the Service Agreements, expenses on the realization of creditor’s rights, losses caused to the Pledgee due to the default by Target Company, and all other payable expenses.

4. Term and registration of pledge

4.1 The Pledge Contract shall take effect as of the date the pledge of the Collateral is recorded in the register of shareholders of Target Company, and the Term of Pledge shall be the same as the term of the Strategic Consulting Service Agreements (if the term of the Strategic Consulting Service Agreements is extended, the Term of Pledge shall be correspondingly extended). The Pledgors shall be obligated to cause, within three days upon the date of this Contract, Target Company to record the pledge of the Collateral hereunder in the register of shareholders of Target Company.

4.2 In case of any change in the recorded particulars which is required, by laws, to be recorded accordingly, the Pledgors and the Pledgee shall make corresponding change of record within 15 days from the date of the change in recorded particulars.

5. Possession and Management of Certificates

The Pledgors shall, within seven days from the date of this Contract, deliver its equity contribution certificate and register of shareholders in Target Company to the Pledgee for safekeeping.

6. Representations and Warranties of the Pledgors

6.1 The Pledgors are lawfully registered shareholders of Target Company and has paid in full to Newrand the contribution in proportion to their shares in the registered capital of Newrand pursuant to the requirements of laws of China; the Pledgors have not sold or offered to sell its Equities in Target Company to any other parties.

6.2 The Pledgors fully understands the contents of the Service Agreements, executes and performs this Contract of his/her own free will, and genuinely expresses all his/her intentions. The signature by the authorized representative (if any) has been lawfully authorized.

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6.3 All documents, materials, statements, certificates, etc. provided by the Pledgors to the Pledgee are accurate, true, complete and effective.

6.4 Once the Pledgee exercises the Pledgee’s right at any time on the basis of the Right of Pledge obtained pursuant hereto, it shall be free of the interference from any other parties.

6.5 The Pledgee shall have the right to dispose of and transfer the Right of Pledge in such manners as stipulated herein.

6.6 The Pledgors have not established any other mortgage, right of interest, security interest or encumbrances of other forms on the Equities, save and except the pledge to the Pledgee.

7. Undertakings of the Pledgors

During the term of this Contract, the Pledgors undertake to the Pledgee for the benefit of the Pledgee that:

7.1.1 Without the prior written consent of the Pledgee, the Pledgors may not transfer the Equities, nor establish or permit the existence of any pledge that may affect the rights and interests of the Pledgee, nor cause the board of shareholders of Target Company to adopt any resolution on the sale/transfer/pledge or otherwise disposal of the lawful beneficial interest of any equity of such company or on permission of any other security interest thereon, save and except the transfer pursuant to the Right of First Refusal and Cooperation Agreement signed by and among the Pledgors, the Pledgee and Target Company on April 20, 2017 of Equities to the Pledgee or institution or person designated thereby or the transfer between the Pledgors, provided that such transfer does not affect the effect of the pledge (the transferor shall give a prior notice to the Pledgee);

7.1.2 He/she shall abide by and implement all provisions of laws and regulations concerning pledge of rights and, within five days after receiving the notice, instruction or suggestion given or made by related competent authority with respect to the Right of Pledge, produce the aforesaid notice, instruction or suggestion to the Pledgee, and shall also abide by the aforesaid notice, instruction or suggestion, or raise any objection or make any representations as reasonably required by the Pledgee or upon the consent of the Pledgee.

7.1.3 He/she will notify the Pledgee in a timely manner of any event or notice that may cause influence on the right of the Pledgors to the Collateral or any part thereof, and on change by the Pledgors of any warranty and obligation set herein, or any event or notice that may bring about influences.

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7.2 The Pledgors agree that the exercise by the Pledgee of its Right of Pledge pursuant to the provisions hereof shall not be interrupted or prevented by the Pledgors or by any legal proceedings instituted the successor of the Pledgors or person entrusted thereby or by any other persons.

7.3 The Pledgors warrants to the Pledgee that, in order to protect or perfect the guarantee herein for the payment of Guaranteed Debts, the Pledgors honestly executes and causes the other parties that have a stake in the Right of Pledge to execute all title deeds and covenants required by the Pledgee, and/or performs and causes the other interested parties to perform the acts required by the Pledgee, provides convenience in the exercises of the rights and authorizations vested by this Contract in the Pledgee, signs all related documents on change of share certificate with the Pledgee or the person (natural person/juridical person) designated thereby, and provides to the Pledgee within a reasonable period all notices, orders and decisions related to the Right of Pledge as deemed necessary by the Pledgee. The Pledgors warrants to the Pledgee that, for the benefit of the Pledgee, he/she will abide by and perform all warranties, undertakings, agreement, representations and conditions. Should the Pledgors fail to perform or to full perform its warranties, undertakings, agreements, representations and conditions, he/she shall compensate for all losses sustained by the Pledgee.

8. Event of Default

8.1 The following shall be deemed as events of default:

8.1.1 Target Company fails to pay any Guaranteed Debt on schedule in full;

8.1.2 Any representation or warranty made by the Pledgors in Article 6 hereof is materially misleading or false, and/or the Pledgors breach the warranties set forth in Article 6 hereof;

8.1.3 The Pledgors breach the undertakings set forth in Article 7 hereof;

8.1.4 The Pledgors breach any provision hereof;

8.1.5 The Pledgors give up the Collateral or any part thereof or transfers, without he written consent of the Pledgee, the Collateral or any part thereof (save and except the transfer permitted hereunder);

8.1.6 Any loan, guarantee, compensation, undertaking or other debt-repaying liabilities of the Pledgors to others (1) have been required to be repaid or performed ahead of schedule due to default; or (2) have become due but cannot be repaid or performed on schedule, which causes the Pledgee to believe that the ability of the Pledgors to perform the obligations hereunder has been adversely affected;

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8.1.7 The Pledgors are unable to repay other significant debts;

8.1.8 The promulgation of related laws makes this Contract illegal or the Pledgors unable to continue the performance of the obligations hereunder;

8.1.9 All consents, permits, approvals, or authorizations of government departments that make this Contract enforceable or legal or effective are cancelled or discontinued, or lose effect, or undergo material alteration;

8.1.10 The Pledgors are deemed by the Pledgee that that the ability of the Pledgors to perform the obligations hereunder has been adversely affected due to any adverse change in the properties owned by the Pledgors;

8.1.11 The successor or managing agent of Target Company is only able to perform part of, or refuses to perform, the payment liability under the Service Agreements;

8.1.12 The default caused by the act or omission of the Pledgors in contravention of the other provisions hereof; and

8.1.13 Other circumstances under which the Pledgee is unable to exercise and dispose of the Right of Pledge according to the provisions of related laws.

8.2 When knowing or discovering the occurrence of any matter mentioned in Article 8.1 hereof or any event that may give rise to the above-said matters, the Pledgors shall immediately notify the Pledgee in writing.

8.3 Unless the events of default set forth in Article 8.1 have been successfully resolved to the satisfaction of the Pledgee, the Pledgee may, when or at any time after the Event of Default of Pledgors occurs, give a Notice of Default to the Pledgee in writing, requiring the Pledgors to immediately pay the arrears under all Service Agreements and other payables, or dispose of the Right of Pledge pursuant to the provisions hereof.

9. Exercise of Right of Pledge

9.1 The Pledgors may not, without the written consent of the Pledgee, transfer or dispose of otherwise the Collateral until the Guaranteed Debts under the Service Agreements have been fully repaid

9.2 When exercising the Right of Pledge, the Pledgee shall send a Notice of Default to the Pledgors.

9.3 Subject to the provisions of paragraph 8.3, the Pledgee may exercise the right to dispose of the Collateral when or at any time after sending a Notice of Default pursuant to Article 8.3.

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9.4 The Pledgee shall have the right to dispose of the Collateral hereunder (including but not limited to conversion such Collateral into money through consultation with the Pledgors or auction or sale of the Collateral under law), in whole or in part, according to legal procedures and get repaid in priority until the Guaranteed Debts are fully repaid.

9.5 When the Pledgee disposes of the Collateral pursuant hereto, the Pledgors may not pose any obstacle but shall give necessary assistance so as to cause the Pledgee to realize its Right of Pledge.

10. Transfer

10.1 Without the prior consent of the Pledgee, the Pledgors shall have no right to grant or transfer his/her rights and obligations hereunder.

10.2 This Contract shall be binding on the Pledgors and the successors thereof and shall be effective on the Pledgee and each of its successor and transferee thereof.

10.3 The Pledgee may transfer all or any of its rights and obligations under the Service Agreements at any time to the person (natural person/juridical person) designated thereby, in which case the transferee shall enjoy rights and assume obligations enjoyed and assumed by the Pledgee hereunder, as if such person were a party hereto.

10.4 In case of any change of the Pledgee due to such transfer, the new Parties to the pledge shall sign and conclude a new pledge contract.

11. Termination

Upon Target Company ceases to bear any obligation under the Service Agreements and the full repayment of the Guaranteed Debts, this Pledge Contract terminates and the Pledgee shall, as soon as practicable and reasonable, cancel or rescind this Contract.

12. Handling charge and other expenses

12.1. All expenses and actual expenditures in connection with this Contract, including but not limited to legal cost, cost of production, stamp tax, and any other taxes and expenses shall be borne by the Pledgors. If the Pledgee shall pay related taxes and charges according to the provisions of laws, the Pledgors shall give full compensation for the taxes and charges paid by the Pledgee.

12.2 Should the Pledgors fail to pay any taxes and charges payable thereby pursuant to the provisions hereof, which causes the Pledgee to take any approach or method to make recovery, the Pledgors shall bear all expenses arising therefrom (including but not limited to various taxes and charges, handling charge, management fee, court cost, attorney’s fee and various insurance premiums, etc. incurred in the disposal of the Right of Pledge).

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13. Force Majeure

13.1 If the performance of this Contract is delayed or prevented due to any “force majeure event”, the Party affected by the force majeure does not need to assume any liability hereunder for such delayed or prevented performance. “Force majeure event” means any event beyond the reasonable control of a Party that is unavoidable even if with the reasonable care of the affected Party, including but not limited to government act, natural force, fire, explosion, geographic change, wind storm, flood, earthquake, tide, lightning or war, provided that insufficiency of credit, fund or financing may not be deemed as a matter beyond the reasonable control of a Party. The Party affected by “force majeure event” and striving to be exempted from the performance responsibility hereunder or under any provision hereof shall notify the other Party at the earliest time possible of such exemption from responsibility and shall inform the other Party of the steps to be taken thereby for the performance.

13.2 The Party affected by force majeure does not need to assume any liability hereunder therefor, provided that the affected Party shall make its reasonable and feasible efforts to perform the Contract; otherwise, the Party seeking exemption from liability shall not be entitled to such exemption, and such exemption shall be limited to the delayed or prevented performance. Once the reasons for such exemption of liabilities are corrected and remedied, the Parties agree to make their best efforts to resume the performance hereunder.

14. Dispute Resolution

14.1 This Contract shall be governed by and interpreted according to the laws of the People’s Republic of China.

14.2 If any dispute arises between the Parties hereto with respect to the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute with good will through consultation. Should the consultation fail, any Party may submit the dispute to China International Economic and Trade Arbitration Commission to be arbitrated according to its existing arbitration rules. The arbitration proceedings shall be conducted in Beijing in Chinese language. The arbitration award shall be final and binding on the Parties hereto.

15. Notice

The notices given by the Parties hereto for the performance of the rights and obligations hereunder shall be made in writing. The date on which the notices are effectively given shall be, in the case of personal delivery, the date of actual delivery or, in the case of transmission by telex or fax, on the date of transmission or, if the transmission is made on a non-business day or after business hours, on the following consecutive business day. The place for service means the addresses of the Parties written on the first page hereof or the addresses stated in the notice given subsequently at any time in writing. The phrase “in writing” includes by fax and telex.

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16. Amendment to and Rescission and Interpretation of Contract

16.1 This Agreement may be amended, supplemented or rescinded upon the written consents of the Parties and subject to the necessary authorizations and approvals obtained by the Parties respectively (including the consents, if applicable, that the Pledgee must obtain from the board of directors of China Finance Online Co., Ltd. and from the audit committee or other independent agencies that is under the requirements of SOX Act and NASDAQ rules); the annexes, appendixes and any amendment and supplementation hereto shall constitute an integral part hereof.

16.2 The provisions hereof shall be independent of each other in effect and the invalidity of a certain provision does not influence the effect of the other provisions.

17. Effectiveness and Miscellaneous

17.1 This Contract shall take effect upon:

(1) being signed by all Parties; and

(2) the pledge of Collateral hereunder is recorded by the Pledgors in the register of shareholders of Target Company.

17.2 This Contract is prepared in Chinese and made in triplicate, with each Party holding one copy.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective signatories to sign this Contract in Beijing on the date first written above herein.

Pledgor A: Xiaoqiao Sun (signature)

Pledgor B: Si Wang (signature)

Pledgee: Fortune Software (Beijing) Co., Ltd.

(seal)

Authorized representative:________ (signature)

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